SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                 April 30, 2001
                Date of Report (Date of earliest event reported)

                            Ballantyne of Omaha, Inc.
             (Exact name of registrant as specified in its charter)

    Delaware                         0-13906                     47-0587703
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

                   4350 McKinley Street, Omaha, Nebraska 68112
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code
                                 (402) 453-4444



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Item 5.   OTHER EVENTS.

     The Board of Directors of Ballantyne of Omaha, Inc. (the "Company") amended the Rights Agreement dated as of May 25, 2000, between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent, effective April 30, 2001. Pursuant to the amendment, BalCo Holdings, L.L.C., a holder of 25.89% of the common stock of the Company, replaces Canrad of Delaware, Inc. as a Grandfathered Person under the Rights Agreement. A copy of the amendment is filed as an exhibit hereto and incorporated by reference. Ballantyne has also agreed that on or before July 30, 2001, BalCo Holdings may request that Ballantyne terminate the rights plan at BalCo Holdings' expense, or further amend the rights plan to permit a resale of the shares to a third party acceptable to the Ballantyne Board of Directors.




Item 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     99.1 First Amendment dated April 30, 2001 to Rights Agreement dated as of May 25, 2000 between Ballantyne of Omaha, Inc. and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Ballantyne of Omaha, Inc.

May 7, 2001                         By:   /s/  John Wilmers
                                          John Wilmers
                                          President and
                                          Chief Executive Officer




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                                INDEX TO EXHIBITS

Exhibit                    Description

99.1. First Amendment dated April 30, 2001 to Rights Agreement dated as of May 25, 2000 between Ballantyne of Omaha, Inc. and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.